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                                         Exhibit 21









                  Subsidiaries of USAir Group, Inc.
                  ---------------------------------

                  USAir, Inc.

                  Allegheny Airlines, Inc.

                  Piedmont Airlines, Inc.

                  PSA Airlines, Inc.

                  USAir Fuel Corporation

                  USAir Leasing and Services, Inc.

                  Material Services Company, Inc.



                  Subsidiary of USAir, Inc.
                  -------------------------

                  USAM Corp.